UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 9, 2014, the Board of Directors of Ocean Power Technologies, Inc. (the “Company”), meeting in executive session, formed a Special Committee to conduct an internal investigation into the commercial agreement between Victorian Wave Partners Pty Ltd (“VWP”), an indirect consolidated subsidiary of the Company, and the Australian Renewable Energy Agency (“ARENA”) concerning a proposed wave power demonstration project off the coast of Victoria, Australia (the “Project”) and related public statements regarding the Project. The Special Committee retained the law firm of Reed Smith LLP (“Reed Smith”) to assist in the investigation. The Special Committee has received a report from Reed Smith presenting some initial findings from the investigation to date.

In consideration of the report from Reed Smith, and in consultation with management, the Special Committee has determined that investors should not rely on some prior public statements from the Company concerning the Project, including statements concerning the ability to provide the expected energy outputs described in the Project and associated statements concerning the economic competitiveness of the cost of electricity from the larger utility-scale PowerBuoys (PB150 and PB500) that were proposed for the project.

The Company has determined that none of its historical audited financial statements needs to be restated as a result of the issues that are the subject of the Special Committee investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: July 29, 2014	By:	/s/ MARK A. FEATHERSTONE
Mark A. Featherstone
Chief Financial Officer